EXHIBIT 10x


Date                          PERSONAL & CONFIDENTIAL

Name
Address



Re:  HON INDUSTRIES Inc. Stock-Based Compensation Plan
     Stock Option Award Agreement

Dear :

Congratulations on your selection as a Participant in the HON
INDUSTRIES Inc. Stock-Based Compensation Plan (the "Plan").  This
Agreement provides a brief summary of your rights under the Plan.
A copy of the Plan Document accompanies this Agreement.

The Plan provides a complete detail of all of your rights under the Plan and this Agreement, as well as all of the conditions and limitations affecting such rights. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan's terms shall completely supersede and replace the conflicting terms of this Agreement.

The option granted to you under this Agreement is a Non-Statutory
Stock Option, as defined in the Plan.


Overview of Your Stock Option


1.   Number of Shares Granted under this Option:

     The Human Resources and Compensation Committee will review recommendations for additional grants in _______ and every two years thereafter.


2.   Date of Grant:


3.   Exercise Price:


4. Vesting of Options: Subject to the terms of the Plan, 100% or any portion of the Shares covered by this option may be purchased on or after ____________.


5.   Method of Exercise and Payment:

     Shares may be exercised by written notice to the Company specifying the number of whole shares to be purchased.
     The method of payment may be by any of the following methods:

     (a)  Cash payment;
     (b) Delivery of previously owned whole shares of common stock, which had previously been held for six months;
     (c) Authorization to the Company to withhold whole shares of common stock equal to the aggregate purchase price due at exercise;
     (d) Cash payment by a broker-dealer acceptable to the Company; or
     (e)  Combination of (a), (b), and (c).


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Date
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6.   Expiration Date of Option:


7.   Non-Transferability of Options:

     During your lifetime the options shall be exercised only by you. No assignment or transfer of options, whether voluntary or involuntary, by operation of law or otherwise, can be made except by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company.


8.   Termination of Employment:

     (a) By Death or Disability: Shares which are vested as of the date of Death or Disability may be purchased until the earlier of: (i) the expiration date of this option; or (ii) the first anniversary of the date of Death or Disability. Shares which are not vested as of the date of Death or Disability shall immediately terminate, and shall be forfeited to the Company.

     (b) By Retirement: Shares which are vested as of the date of Retirement may be purchased until the earlier of: (i) the expiration date of this option; or (ii) the third anniversary date of Retirement. Shares which are not vested as of the date of Retirement shall immediately terminate, and shall be forfeited to the Company.

     (c) For other reasons: Shares which are vested as of the date of termination of employment may be purchased until the earlier of: (i) the expiration date of this option; or (ii) the end of the thirtieth day following the date of termination of employment (except in the case of termination for "Cause," in which case, no additional exercise period shall be permitted beyond the date of termination). Shares which are not vested as of the date of employment termination shall immediately terminate, and shall be forfeited to the Company.


9.   Change in Control:

     In the event of a Change in Control, all shares under this option shall become immediately vested 100 percent, and shall remain exercisable for their entire term.



Refer any questions you may have regarding your stock option to Jeffrey D. Fick, Vice President, Member and Community Relations.


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Date
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Please acknowledge your agreement to participate in the Plan and this Agreement, and to abide by all of the governing terms and provisions, by signing below, and return the original signed letter to Jeffrey D. Fick, Vice President, Member and Community Relations, in the enclosed self-addressed envelope; please make a copy of the letter for your files.

Once again, congratulations on the receipt of your stock option award.

Sincerely,




Jack D. Michaels
Chairman, President and CEO

Enc.







********************************************************************





       HON INDUSTRIES Inc. Stock-Based Compensation Plan

                    Agreement to Participate

     By signing a copy of this Agreement and returning it to Jeffrey D. Fick, Vice President, Member and
     Community Relations, I acknowledge that I have read the Plan, and that I fully understand all of my rights under the Plan, as well as all of the terms and conditions which may limit my eligibility to exercise this option. Without limiting the generality of the preceding sentence, I understand that my right to exercise this option is conditioned upon my continued employment with the Company.


     ____________________________________      _________________
     Name                                      Date